Exhibit 10.3

RESOURCES CONNECTION, INC.

2020 PERFORMANCE INCENTIVE PLAN

NOTICE OF GRANT OF PERFORMANCE STOCK UNIT AWARD

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Award Recipient:	[________]
Grant Date:	[________]
Target Number of Performance Stock Units Granted:[1]	[_______]
Vesting Schedule:[2]	The PSUs are subject to performance- and time-based vesting requirements as set forth in the attached Appendix A.

Congratulations!  Effective on the grant date set forth above (the “Grant Date”), you (the award recipient named above, the “Participant”) have been granted a target number of performance stock units (“PSUs,” such target number “Target PSUs”) of Resources Connection, Inc. (the “Corporation”) as set forth above.

The PSUs  were granted under the Resources Connection, Inc. 2020 Performance Incentive Plan (the “Plan”).  Your award is subject to the terms and conditions set forth in this Notice of Grant of Performance Stock Unit Award (this “Notice”),  the attached Terms and Conditions of Performance Stock Unit Award (the “Terms”), and the Plan.  The Terms and the Plan are each incorporated into and made a part of this Notice by this reference.  This Notice, together with the Terms, is referred to as the “Award Agreement” applicable to your award.  By accepting the award, you are agreeing to the terms of the award as set forth in this Award Agreement and in the Plan.  You should read the Plan, the Prospectus for the Plan, and the Award Agreement (including the Terms).

A copy of the Plan, the Prospectus for the Plan, and the Terms have been provided to you.  If you need another copy of these documents, or if you would like to confirm that you have the most recent version, please contact the Corporation’s Stock Plan Administrator.

RESOURCES CONNECTION, INC.    ACCEPTED AND AGREED BY THE

        PARTICIPANT

By: _________________________________    By: ________________________________

Name:        Name:

Title:

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1 Subject to adjustment under Section 7.1 of the Plan.

2 Subject to termination pursuant to Section 6 of the Terms.

RESOURCES CONNECTION, INC.

2020 PERFORMANCE INCENTIVE PLAN

TERMS AND CONDITIONS OF PERFORMANCE STOCK UNIT AWARD

1.    General.  These Terms and Conditions of Performance Stock Unit Award (these “Terms”) apply to a particular grant of a target number of performance stock units (the “Award”) under the Resources Connection, Inc. 2020 Performance Incentive Plan (the “Plan”) if incorporated by reference in the Notice of Grant of Performance Stock Unit Award (the “Notice”) corresponding to that particular award.  Capitalized terms used in these Terms are used as defined in the Notice or, if not defined in the Notice, as defined in the Plan.

    The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant.

    As used in this Award Agreement, the term  “PSU” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Award Agreement.  The PSUs shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such PSUs vest pursuant to this Award Agreement.  The PSUs shall not be treated as property or as a trust fund of any kind.

2.    Vesting; Continuance of Employment or Service Required; No Employment or Service Commitment.  Subject to Section 6 below, the PSUs subject to the Award shall vest and become nonforfeitable in accordance with the Vesting Schedule set forth in Appendix A.  Appendix A hereto is incorporated herein by this reference.  The Vesting Schedule requires continued employment or service through the applicable vesting date as a condition to the vesting of the applicable portion of the Award and the rights and benefits under this Award Agreement.  [Except as otherwise expressly provided in Section 6 in connection with certain terminations of the Participant’s employment or services,] [For C Suite and those with equity acceleration] employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 6 below.

Nothing contained in this Award Agreement (including the Notice and Appendix A hereto) or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Participant’s other compensation or benefits.  Nothing in this Award Agreement (including the Notice and Appendix A), however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

3.    Dividend and Voting Rights.

(a)        Limitations on Rights Associated with Units.  The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in

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Section 3(b) with respect to dividend equivalent rights) and no voting rights, with respect to the PSUs and any shares of Common Stock underlying or issuable in respect of such PSUs until such shares of Common Stock are actually issued to and held of record by the Participant.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

(b)        Dividend Equivalent Rights Distributions.  As of any date that the Corporation pays a cash dividend on its Common Stock, the Corporation shall credit the Participant with an additional number of Target PSUs equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the total Target PSUs  subject to the Award (including any dividend equivalents previously credited hereunder,  with such total number adjusted pursuant to Section 7.1 of the Plan) as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock on the date of payment of such dividend, with such number rounded down to the nearest whole PSU.  Any additional Target PSUs credited pursuant to the foregoing provisions of this Section 3(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Target PSUs to which they relate.  No crediting of Target PSUs shall be made pursuant to this Section 3(b) with respect to any Target PSUs which, as of such record date, have either been paid pursuant to Section 5 or terminated pursuant to Section 6 or Appendix A.

4.    Restrictions on Transfer.  Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, except as set forth in Section 5.6 of the Plan.

5.    Timing and Manner of Payment of PSUs.  On or as soon as administratively practical following the vesting of the Award pursuant to this Award Agreement or Section 7.2 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of PSUs subject to this Award that vest on the applicable vesting date (as determined pursuant to this Award Agreement and Appendix A), unless such PSUs terminate prior to the given vesting date pursuant to Section 6 or Appendix A.   Fractional share interests will be disregarded.  The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested PSUs is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested PSUs deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan.  The Participant shall have no further rights with respect to any PSUs that are paid or that terminate pursuant to Section 6 or Appendix A.

6.    Effect of Termination of Employment or Service.

(a)    General.  [Except as otherwise expressly provided below in this Section 6,] [For  C Suite and those with Acceleration.] the Participant’s PSUs shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by or in service as a director or consultant to the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment or service with the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily (the last day that the Participant is employed by or provides services as a director or consultant to the Corporation or a Subsidiary is referred to as the Participant’s “Severance Date”).  If any unvested PSUs are

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terminated hereunder, such PSUs shall automatically terminate and be cancelled as of the applicable Severance Date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

(b)    [Qualifying Termination.  Subject to the release requirement set forth below, in the event of the Participant’s Qualifying Termination (as defined in Appendix A), the unvested PSUs that are outstanding immediately prior to such Qualifying Termination (including any unvested dividend equivalents previously credited pursuant to this Award Agreement) shall vest as provided in Appendix A.  The benefits provided by this paragraph are subject to the condition precedent that the Participant (or, in the event of the Participant’s death or Permanent Disability (as such term is defined in the Employment Agreement between the Corporation and the Participant (the “Employment Agreement”)), the Participant’s beneficiary or personal representative, as the case may be) provide the Corporation with, and the Participant (or the Participant’s beneficiary or personal representative, as the case may be) does not revoke, a general release in the form provided by the Corporation.  Such general release shall be provided to the Participant (or the Participant’s beneficiary or personal representative, as the case may be) within seven days of the Qualifying Termination date and the Participant (or the Participant’s beneficiary or personal representative, as the case may be) shall execute and deliver to the Corporation the general release within twenty-one days after the Corporation provides the release to the Participant (or forty-five days if such longer period of time is required to make the release maximally enforceable under applicable law).  In the event this paragraph applies and the general release (and the expiration of any revocation rights provided therein or pursuant to applicable law) could become effective in one of two taxable years depending on when the Participant (or the Participant’s beneficiary or personal representative, as the case may be) executes and delivers the release, any payment conditioned on the release shall not be made earlier than the first business day of the later of such two tax years.] [For C Suite.]

(b)    [Qualifying Termination.  Subject to the release requirement set forth below, in the event of the Participant’s Qualifying Termination (as defined in Appendix A), the unvested PSUs that are outstanding immediately prior to such Qualifying Termination (including any unvested dividend equivalents previously credited pursuant to this Award Agreement) shall vest as provided in Appendix A.  The benefits provided by this paragraph are subject to the condition precedent that the Participant provide the Corporation with, and the Participant does not revoke, a general release in the form provided by the Corporation.  Such general release shall be provided to the Participant within seven days of the Qualifying Termination date and the Participant shall execute and deliver to the Corporation the general release within twenty-one days after the Corporation provides the release to the Participant (or forty-five days if such longer period of time is required to make the release maximally enforceable under applicable law).  In the event this paragraph applies and the general release (and the expiration of any revocation rights provided therein or pursuant to applicable law) could become effective in one of two taxable years depending on when the Participant executes and delivers the release, any payment conditioned on the release shall not be made earlier than the first business day of the later of such two tax years.] [For those other than C Suite with equity acceleration.]

(b)    [Reserved.]    [For any other recipients.]

7.    Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments in accordance with such section in the number of PSUs  then outstanding and the number and kind of securities that may be issued in respect of the Award.  No such adjustment

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shall be made with respect to any cash dividend for which dividend equivalents are credited pursuant to Section 3(b).

8.    Tax Withholding.  Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the PSUs, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value, to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares.  In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the PSUs, the Corporation (or a  Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

9.    Notices.  Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Participant is no longer an employee of or in service to the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

10.    Plan.  The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference.  The Participant agrees to be bound by the terms of the Plan and this Award Agreement (including the Notice and Appendix A).  The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement (including the Notice and Appendix A).  Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

11.    Entire Agreement.  This Award Agreement (including the Notice and Appendix A)  and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Award Agreement (including the Notice and Appendix A) may be amended pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

12.    Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Award Agreement (including the Notice and Appendix A) creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if

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any, with respect to the PSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to PSUs, as and when payable hereunder.

13.    Counterparts; Electronic Signature.  This Award Agreement may be signed and/or transmitted in one or more counterparts by facsimile, e-mail of a .PDF, .TIF, .GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart, and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature.  To the extent a party signs this Award Agreement using electronic signature technology, by clicking “sign,” “accept,” or similar acknowledgement of acceptance, such party is signing this Award Agreement electronically, and electronic signatures appearing on this Award Agreement (or entered as to this Award Agreement using electronic signature technology) shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

14.    Section Headings.  The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.    Governing Law.  This Award Agreement (including the Notice and Appendix A) shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.  You do not have to accept your award and it is not a condition of employment to accept your award.  If you do not agree to the terms of your award, you should promptly return this Notice to the Corporation’s Stock Plans Administrator indicating that you do not wish to accept the award and your PSUs will be cancelled.

16.    Construction.  It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code.  This Award Agreement (including the Notice and Appendix A)  shall be construed and interpreted consistent with that intent.

17.    Clawback Policy.  The PSUs are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the PSUs or any shares of Common Stock or other cash or property received with respect to the PSUs (including any value received from a disposition of the shares acquired upon payment of the PSUs).

18.    No Advice Regarding Grant.  The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the PSUs (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award).  Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement, including the Notice and Appendix A) or recommendation with respect to the Award.  Except for the withholding rights set forth in Section 8 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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Appendix A

Performance Vesting Requirements

    The percentage of the Target PSUs (if any) that will be eligible to vest on the applicable vesting date (the “Vested PSUs”) shall be determined based on the Corporation’s performance for the applicable performance period set forth in this Appendix A.  Such determination shall be made by the Administrator within sixty days following the end of the applicable performance period [(or such earlier time as provided in this Appendix A in the case of a Change in Control Event (as defined below))]  [For C Suite and those with acceleration.].  Except as provided in this Appendix A and subject to Section 6 of the Terms, the vesting date shall be the last day of the Performance Period (as defined below).

    The number of Vested PSUs will be determined based on the Corporation’s Revenue and Adjusted EBITDA Percentage (as defined below) achieved for the performance period beginning on the first day of the Corporation’s 2022 fiscal year and ending on the last day of the Corporation’s 2024 fiscal year (the “Performance Period”).  The Vested PSUs will be determined by multiplying the Target PSUs (including any dividend equivalents previously credited pursuant to this Award Agreement) by the applicable percentage determined in accordance with the following table:

	Threshold Revenue ($2.054B)	Target Revenue ($2.416B)	Stretch Revenue ($2.658B)
Threshold Adj. EBITDA % (9.35%)	50%	75%	100%
Target Adj. EBITDA % (11%)	75%	100%	125%
Stretch Adj. EBITDA % (12.1%)	100%	125%	150%

    For Adjusted EBITDA Percentage or Revenue performance between the levels indicated, the applicable percentage will be determined using bilinear interpolation between points.  In no event shall the applicable percentage exceed 150% of the Target PSUs.  The applicable percentage shall be 0% if the Corporation does not achieve both the Threshold Revenue and Threshold Adjusted EBITDA Percentage levels set forth in the table above for the Performance Period.  Any PSUs that do not become Vested PSUs at the end of the Performance Period based on this Appendix A shall automatically terminate as of the end of the Performance Period.

[Change in Control Event.  If a Change in Control Event occurs prior to the last day of the Performance Period and while the Target PSUs are outstanding, the Performance Period shall end in connection with such Change in Control Event and the provisions of this Appendix A shall be applied as modified by this paragraph.    The time-based vesting requirement shall no longer apply and the PSUs shall be deemed to vest as of the date of the Change in Control Event.  The number of Vested PSUs shall equal the greater of (i) the Target PSUs (including any dividend equivalents previously credited pursuant to this Award Agreement) and (ii) a number of PSUs determined by multiplying the Target PSUs (including any dividend equivalents previously credited pursuant to this Award Agreement) by the applicable percentage determined in accordance with the table above as of the date of the Change in Control Event; provided, however, that the Revenue goals set forth in the table above shall be pro-rated by multiplying the applicable goal by a fraction: (x) the numerator of which shall be the number of days from the beginning of the Performance Period through the date of the Change in Control Event and (y) the denominator of which shall be the total number of days in the Performance Period.  The Administrator shall determine the number of Vested PSUs within sixty days following the date of the Change in Control Event.]  [For C Suite and those with equity acceleration.]

[Change in Control Event.  If a Change in Control Event occurs prior to the last day of the Performance Period and while the Target PSUs are outstanding, the Performance Period shall end in connection with such Change in Control Event and the provisions of this Appendix A shall be applied as modified by this paragraph.  If the Award is to be terminated in connection with the Change in Control Event, then the time-based vesting requirement shall no longer apply and the Target PSUs (including any dividend equivalents previously credited pursuant to this Award Agreement) shall be deemed to vest as of the date of the Change in Control Event.

If the Award is assumed in connection with the Change in Control Event, then the time-based vesting requirement shall continue to apply and the Participant must remain employed through the end of the Performance Period for the any PSUs to vest.  The number of PSUs that will be eligible to vest at the end of the Performance Period (the “Eligible PSUs”) shall equal a number of PSUs determined by multiplying the Target PSUs (including any dividend equivalents previously credited pursuant to this Award Agreement) by the applicable percentage determined in accordance with the table above as of the date of the Change in Control Event; provided, however, that the Revenue goals set forth in the table above shall be pro-rated by multiplying the applicable goal by a fraction: (x) the numerator of which shall be the number of days from the beginning of the Performance Period through the date of the Change in Control Event and (y) the denominator of which shall be the total number of days in the Performance Period.  The Administrator shall determine the number of Eligible PSUs within sixty days following the date of the Change in Control Event.] [For everyone else.]

[Qualifying Termination.  In the event of the Participant’s Qualifying Termination prior to the last day of the Performance Period and while the Target PSUs are outstanding, subject to the release requirement described in Section 6(b) of the Terms, then the Target PSUs (including any dividend equivalents previously credited pursuant to this Award Agreement) shall be deemed vested as of the date of the Participant’s Qualifying Termination.]  [Include for C Suite and those with equity acceleration.]

Defined Terms.  For purposes of this Appendix A, the following definitions shall apply:

    “Adjusted EBITDA Percentage” means the percentage calculated by dividing (i) the total Revenue for the Performance Period minus the cost of services sold (including benefit load and client reimbursable expenses), minus Selling, General and Administrative expense for the Corporation for the Performance Period, with adjustments (a) to exclude the Corporation’s stock compensation, acquisition costs, restructuring costs,  transformation costs, and contingent consideration incurred in the Performance Period, (b) to exclude the material impact of any changes in accounting standards or methods that are implemented during the Performance Period, and (c) to exclude the impact of any merger, combination, acquisition, consolidation, sale of a portion of the business or other reorganization of the Corporation that occurs during the Performance Period, by (ii) the Revenue for the Performance Period.

[“Change in Control Event”  shall have the meaning given in Section 7.3 of the Corporation’s 2004 Performance Incentive Plan.] [For CEO.]

[“Change in Control Event” means an event described in Section 7.2(a) of the Plan.]  [For all other participants.]

[“Qualifying Termination” means a termination of the Participant’s employment either (i) by the Corporation or one of its Subsidiaries without Cause, (ii) by the Participant for Good Reason, or (iii) due to the Participant’s death or Permanent Disability (as such terms are defined in the Employment Agreement).]  [For C Suite.]

[“Qualifying Termination” means a  termination of the Participant’s employment by the Corporation or one of its Subsidiaries without Cause (as such term is defined in the Offer Letter between the Participant and the Corporation or a Subsidiary, as applicable).]  [For those other than C Suite with equity acceleration.]

“Revenue” means the cumulative revenue achieved by the Corporation during the Performance Period (as reflected in the Corporation’s financial statements), net of discounts, rebates and credit adjustments and inclusive of client reimbursement revenue, with adjustments to (a) exclude the material impact of any changes in accounting standards or methods that are implemented during the Performance Period and (b) exclude the impact of any merger, combination, acquisition, consolidation, sale of a portion of the business or other reorganization of the Corporation that occurs during the Performance Period.